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                                                          EXHIBIT 21.1

                  SUBSIDIARIES OF GLOBAL CAPITAL PARTNERS, INC.


                                                                 JURISDICTION OF
      COMPANY                                                     INCORPORATION
      -------                                                    ---------------
      EBI Securities Corporation                                    Colorado

      EBI Leasing Corporation                                       Colorado

      Eastbrokers North America, Inc.                               Delaware

      MoneyZone.com                                                 Delaware

      Eastbrokers Beteiligungs AG (through June 13, 2000)           Austria

      WMP Bank AG                                                   Austria

      Eastbrokers Warszawski Dom Maklerski s.a.                     Poland

      EB Holding, druzba za upravljanje druzb d.d.                  Slovenia

      BPD Eastbrokers d.d.                                          Slovenia

      Global Capital Markets, LLC                                   New York

      Sutton Online, Inc.                                           New York